                                                                     EXHIBIT 5.1



                                             Rio de Janeiro, February 25th, 2002





Companhia Vale Do Rio Doce
Avenida Graca Aranha, No. 26
20005-900, Rio de Janeiro, Brazil



Ladies and Gentlemen:


I serve as general counsel of Companhia Vale do Rio Doce, a corporation (sociedade anonima) organized under the laws of the Federative Republic of Brazil (the "Company"), and hereby render this opinion in connection with the Registration Statement on Form F-3, as amended (the "REGISTRATION STATEMENT") (File No. 333-82136) filed with the United States Securities and Exchange Commission by the Company for the purpose of registering under the United States Securities Act of 1933 (the "Act") the Company's common shares, no par value per share (the "Shares"), and Shares to be represented by American Depositary Shares (the "ADSs"), each representing one Share. I have examined such matters of fact and law as I have deemed necessary or advisable for the purpose of this opinion.


Based upon and subject to the foregoing, I am of the opinion, limited solely to the laws of Brazil as they exist at the date hereof, that:

1. The Company has been duly incorporated and is validly existing as a corporation with limited liability under the laws of Brazil.


2. All of the Company's Shares, have been duly and validly issued and are fully paid in and non-assessable. As far as Brazilian law is concerned, such Shares may be freely delivered in Brazil to Banco Bradesco (as custodian) for the account of J.P. Morgan Chase Bank, as depositary, under the Deposit Agreement among the Company, J.P. Morgan Chase Bank and the holders from time to time of ADRs issued thereunder.


I hereby consent to the use of my name under the captions "Legal Matters" and "Enforcement of Civil Liabilities Against Non-U.S. Persons" in the Prospectus constituting part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ Paulo F. de Almeida Lopes
Paulo F. de Almeida Lopes